Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Sasol Limited and Sasol Financing USA LLC of our report dated August 27, 2018 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Sasol Limited’s Annual Report on Form 20-F for the year ended June 30, 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Inc.
Johannesburg, Republic of South Africa
September 10, 2018